Letterhead of GE Capital Commercial Finance, Inc.


October 9, 2000

Tammy Marie Powers, Vice President/CFO
Vodavi Communications Systems, Inc.
8300 East Raintree Drive
Scottsdale, Arizona 85260

RE: Amendment of Loan Agreement to: 1) Extend stock repurchase period,
    2) Require quarterly cash flow statements, not monthly and 3) Require quarterly submission of Exhibit P (Form of Certificate of Compliance).

Dear Tammy:

This letter is written in response to your request for an amendment of the Use of Proceeds as defined under Section 7.12, and an amendment of Reports and Notices as defined under Article 5.1(d) of the Credit Agreement dated April 11, 1994 (as amended and restated as of June 11, 1997) between Vodavi Communications Systems, Inc. ("Borrower") and General Electric Capital Corporation as Lender and agent for Lender.

Retroactive to June 30, 2000, SECTION 7.12 of the Credit Agreement is hereby amended by replacing it entirely with the following:

         "7.12 RESTRICTED PAYMENTS. The Credit Parties shall not make any Restricted Payment, provided that during the period commencing November 1, 1999 and ending June 30, 2001 (the "purchase period"), the borrower may repurchase its common stock subject to the following conditions:

     (a) the aggregate purchase price paid for such stock over purchase period shall not exceed $1,500,000.
     (b) both before and after giving effect to each such purchase, no Default shall have occurred and be continuing, and
     (c) at the time of, and after giving effect to, each purchase the Company shall have unused Revolving Credit Advance Availability of not less than $750,000."

Article 5.1(d) of the Credit Agreement is hereby amended by replacing it entirely with the following:

         "(d) Within 30 days after the end of each Fiscal Month, financial and other information for such Fiscal Month for Borrower, certified by an officer of Borrower, including, without limitation, an internally-prepared (i) statement of income and balance sheet, (ii) sales analysis report; (iii) inventory/product mix analysis, as well as a summary aged receivable trial balance (by payor category), each of which shall be in form and in substance reasonably satisfactory to lender and each of which shall provide comparisons to the
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internally prepared statement for the prior year's equivalent period and to budget, (iv) at the end of each Fiscal Quarter only, a schedule in reasonable detail showing the calculations used in determining Borrower's compliance with the financial covenants set forth in Section 7.10, (v) a consolidating balance sheet and cash flow statement and statement of income for the Parent Group and
(vi) the certification in the form of Exhibit P by the Chief Executive Officer or Chief Financial Officer of Borrower that all such financial statements delivered pursuant to clauses (i) and (v) above present fairly in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position, the results of operations and the statements of cash flow of Borrower as at the end of such month and for the period then ended, that such information is complete and correct in all material respects as of its date and that no Default exists;"

The amendment(s) set forth herein shall be limited precisely as provided for herein to the provisions(s) expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term(s) or provision(s) of any other document or of any transaction or further action on the part of the Borrowers or the Guarantors which would require the consent of Lenders under the Credit Agreement.

Please acknowledge your agreement to the amendment(s) below.

Sincerely,

/s/ Timothy J. Rafanello

Timothy J. Rafanello
Vice President

Attachment: Exhibit P, Form of Certificate of Compliance

Agreed to by:

Borrowers:                          Vodavi Communications Systems, Inc.

                                    By: /s/ Tammy Powers

                                    Its: CFO

Agent:                              General Electric Capital Corporation

                                    By: /s/ Timothy J. Rafanello

                                    Its: Duly Authorized Signatory

Lender:                             General Electric Capital Corporation

                                    By: /s/ Timothy J. Rafanello

                                    Its: Duly Authorized Signatory

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